Exhibit 99.1
Bright Horizons Family Solutions Reports Third Quarter of 2023 Financial Results
NEWTON, MA - (BUSINESS WIRE) - November 1, 2023 - Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality early education and child care, family care solutions, and workforce education services designed to support working families and client employees across life and career stages, today announced financial results for the third quarter of 2023 and updated financial guidance for 2023.
Third Quarter 2023 Highlights (compared to Third Quarter 2022):
•Revenue of $646 million (increase of 20%)
•Income from operations of $67 million (increase of 71%)
•Net income of $40 million and diluted earnings per common share of $0.69 (increases of 119% and 123%, respectively)
Non-GAAP measures
•Adjusted income from operations* of $67 million (increase of 46%)
•Adjusted EBITDA* of $101 million (increase of 26%)
•Adjusted net income* of $51 million and diluted adjusted earnings per common share* of $0.88 (increases of 34% and 33%, respectively)
“I am pleased with our third quarter results featuring 20% revenue growth and more than 30% adjusted EPS growth,” said Stephen Kramer, Chief Executive Officer. “Our Full Service segment performed well with continued enrollment gains and 17% revenue growth, while our Back-Up Care segment reported a record revenue quarter with more than 30% year-over-year growth. Our results demonstrate the positive momentum in our business, the breadth of our suite of solutions and our steadfast commitment to quality in all that we do.”
Third Quarter 2023 Results
Revenue increased by $105.6 million, or 20%, in the third quarter of 2023 from the third quarter of 2022, due to enrollment gains and price increases at our existing centers, as well as expanded sales and increased utilization of back-up care.
Income from operations was $66.8 million for the third quarter of 2023 compared to $39.0 million for the third quarter of 2022, an increase of 71%. Incremental gross profit contributions from the full service center-based child care segment, resulting from enrollment growth and price increases, and from the back-up care segment, resulting from higher utilization of back-up care services, were partially offset by reduced funding from COVID-19 pandemic-related government support programs. Net income was $40.0 million for the third quarter of 2023 compared to $18.2 million for the third quarter of 2022, an increase of 119%, due to the increase in income from operations noted above, as well as a lower effective tax rate, partially offset by higher net interest expense. Diluted earnings per common share was $0.69 for the third quarter of 2023 compared to $0.31 for the third quarter of 2022.
In the third quarter of 2023, adjusted EBITDA* increased by $20.6 million, or 26%, to $101.2 million, and adjusted income from operations* increased by $21.1 million, or 46%, to $66.8 million from the third quarter of 2022, due primarily to the increase in gross profit in the full service center-based child care and back-up care segments. Adjusted net income* increased by $13.0 million, or 34%, to $51.1 million, as a result of the increase in adjusted income from operations, partially offset by a higher net interest expense and a higher effective tax rate. Diluted adjusted earnings per common share* was $0.88 for the third quarter of 2023 compared to $0.66 for the third quarter of 2022.
As of September 30, 2023, the Company had more than 1,400 client relationships with employers across a diverse array of industries, and operated 1,063 early education and child care centers with the capacity to serve approximately 120,000 children.
*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, and non-recurring costs, such as value-added tax expense related to prior periods, transaction costs, loss on foreign currency forward contracts and, at times, other non-recurring costs, such as impairment costs and other costs incurred due to the impact of COVID-19, and net costs incurred in relation to a cyber incident. Adjusted income from operations represents income from operations before non-recurring costs, such as value-added tax expense related to prior periods, transaction costs and, at times, other non-recurring costs, such as impairment costs and other costs incurred due to the impact of COVID-19, and net costs incurred in relation to a cyber incident. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization, and non-recurring costs, such as value-added tax expense related to prior periods, transaction costs, loss on foreign currency forward contracts, interest on deferred consideration and the income tax provision (benefit) thereon, and at times, other non-recurring costs, such as impairment costs and other costs incurred due to the impact of COVID-19, and net costs incurred in relation to a cyber incident. Diluted adjusted earnings per common share is calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” respectively.
Balance Sheet and Liquidity
At September 30, 2023, the Company had $40.9 million of cash and cash equivalents and $351.4 million available for borrowing under our revolving credit facility. In the nine months ended September 30, 2023, we generated $161.0 million of cash from operations, compared to $131.0 million for the same period in 2022, and made net investments primarily in fixed assets and acquisitions totaling $92.0 million, compared to $250.9 million for the same period in the prior year.
2023 Outlook
Based on current trends and expectations, we currently expect fiscal year 2023 revenue to be in the range of $2.375 billion to $2.4 billion, and diluted adjusted earnings per common share to be in the range of $2.73 to $2.78. The Company will provide additional information on its outlook during its earnings conference call.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET to discuss the results for the third quarter of 2023, as well as the Company’s updated business outlook, strategy and operating expectations. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer. Replays of the entire call will be available through November 22, 2023 at 1-844-512-2921 or, for international callers, at 1-412-317-6671, conference ID #13736588. A link to the audio webcast of the conference call and a copy of this press release are also available through the Investor Relations section of the Company’s web site, www.brighthorizons.com.
Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, operating expectations, impact of our services and solutions, business trends, our future growth opportunities, enrollment and occupancy levels, back-up care utilization, the labor market, long-term growth strategy and value, estimated effective tax rate and jurisdictional mix, tax expense and benefits related to equity transactions, commitment to quality, our future business and financial performance, and our 2023 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, ongoing disruptions to our operations as a result of the COVID-19 pandemic; the availability or lack of government support; changes in the demand for child care, dependent care and other workplace solutions, including variations in enrollment trends and lower than expected demand from employer sponsor clients as well as variations in return to work protocols; the constrained labor market for teachers and staff and ability to hire and retain talent, including the impact of increased compensation and labor costs; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; changes in general economic, political, business and financial market conditions, including the impact of inflation and interest rate fluctuations; fluctuations in currency exchange rates; the effects of a cyber attack, data breach or other security incident on our information technology system or software or those of our third party vendors; changes in tax rates or policies; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on February 28, 2023, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided certain non-GAAP measurements that present operating results on a basis adjusted for certain items. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers. Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We believe that these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.
With respect to our outlook for diluted adjusted earnings per common share, we do not provide the most directly comparable GAAP financial measure or corresponding reconciliation to such GAAP financial measure on a forward-looking basis. We are unable to predict with reasonable certainty and without unreasonable effort certain items such as the timing and amount of net excess income tax benefits, future impairments, transaction costs, and other non-recurring costs, as well as gains or losses from the early retirement of debt and the outcome from legal proceedings. These items are uncertain, depend on various factors outside our management’s control, and could significantly impact, either individually or in the aggregate, our future period earnings per common share as calculated and presented in accordance with GAAP.
For more information regarding adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share, refer to the reconciliation of GAAP financial measures to the non-GAAP financial measures in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
About Bright Horizons Family Solutions Inc.
Bright Horizons® is a leading global provider of high-quality early education and child care, back-up care, and workforce education services. For more than 35 years, we have partnered with employers to support workforces by providing services that help working families and employees thrive personally and professionally. Bright Horizons operates approximately 1,100 early education and child care centers in the United States, the United Kingdom, the Netherlands, Australia and India, and serves more than 1,400 of the world’s leading employers. Bright Horizons’ early education and child care centers, back-up child and elder care, and workforce education programs help employees succeed at each life and career stage. For more information, go to www.brighthorizons.com.
Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Michael Flanagan
Vice President - Investor Relations - Bright Horizons
michael.flanagan@brighthorizons.com
617-673-8720

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,
	2023	%	2022	%
Revenue	$645,787	100.0%	$540,215	100.0%
Cost of services	488,142	75.6%	411,406	76.2%
Gross profit	157,645	24.4%	128,809	23.8%
Selling, general and administrative expenses	83,253	12.9%	80,812	15.0%
Amortization of intangible assets	7,568	1.2%	8,948	1.6%
Income from operations	66,824	10.3%	39,049	7.2%
Interest expense — net	(12,222)	(1.8)%	(11,707)	(2.1)%
Income before income tax	54,602	8.5%	27,342	5.1%
Income tax expense	(14,623)	(2.3)%	(9,094)	(1.7)%
Net income	$39,979	6.2%	$18,248	3.4%

Earnings per common share:
Common stock — basic	$0.69		$0.32
Common stock — diluted	$0.69		$0.31

Weighted average common shares outstanding:
Common stock — basic	57,765,332		57,664,895
Common stock — diluted	58,045,137		57,740,013

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Nine Months Ended September 30,
	2023	%	2022	%
Revenue	$1,802,609	100.0%	$1,490,965	100.0%
Cost of services	1,386,787	76.9%	1,123,572	75.4%
Gross profit	415,822	23.1%	367,393	24.6%
Selling, general and administrative expenses	247,923	13.8%	226,231	15.2%
Amortization of intangible assets	24,898	1.4%	23,127	1.5%
Income from operations	143,001	7.9%	118,035	7.9%
Loss on foreign currency forward contracts	—	—%	(5,917)	(0.4)%
Interest expense — net	(37,357)	(2.0)%	(26,695)	(1.8)%
Income before income tax	105,644	5.9%	85,423	5.7%
Income tax expense	(36,945)	(2.1)%	(22,824)	(1.5)%
Net income	$68,699	3.8%	$62,599	4.2%

Earnings per common share:
Common stock — basic	$1.19		$1.06
Common stock — diluted	$1.18		$1.06

Weighted average common shares outstanding:
Common stock — basic	57,692,254		58,624,221
Common stock — diluted	57,886,823		58,802,742

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$40,927	$36,224
Accounts receivable — net	223,318	217,170
Prepaid expenses and other current assets	105,003	94,316
Total current assets	369,248	347,710
Fixed assets — net	572,356	571,471
Goodwill	1,750,568	1,727,852
Other intangible assets — net	223,381	245,574
Operating lease right-of-use assets	788,483	801,626
Other assets	98,349	104,636
Total assets	$3,802,385	$3,798,869
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$16,000	$16,000
Borrowings under revolving credit facility	29,400	84,000
Accounts payable and accrued expenses	241,578	230,634
Current portion of operating lease liabilities	96,388	94,092
Deferred revenue	210,002	222,994
Other current liabilities	150,057	138,574
Total current liabilities	743,425	786,294
Long-term debt — net	950,468	961,581
Operating lease liabilities	794,717	810,403
Other long-term liabilities	102,749	109,399
Deferred income taxes	45,606	50,739
Total liabilities	2,636,965	2,718,416
Total stockholders’ equity	1,165,420	1,080,453
Total liabilities and stockholders’ equity	$3,802,385	$3,798,869

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$68,699	$62,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,732	77,958
Stock-based compensation expense	21,154	21,282
Loss on foreign currency forward contracts	—	5,917
Deferred income taxes	(3,688)	(8,209)
Non-cash interest and other — net	8,867	1,894
Changes in assets and liabilities	(16,793)	(30,463)
Net cash provided by operating activities	160,971	130,978
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets — net	(60,225)	(37,772)
Proceeds from the maturity of debt securities and sale of other investments	15,451	16,009
Purchases of debt securities and other investments	(9,463)	(13,838)
Payments and settlements for acquisitions — net of cash acquired	(37,772)	(209,421)
Settlement of foreign currency forward contracts	—	(5,917)
Net cash used in investing activities	(92,009)	(250,939)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility — net	(54,600)	113,000
Principal payments of long-term debt	(12,000)	(12,000)
Proceeds from issuance of common stock upon exercise of options and restricted stock upon purchase	8,764	11,412
Taxes paid related to the net share settlement of stock options and restricted stock	(2,396)	(5,432)
Purchase of treasury stock	—	(182,570)
Payments of contingent consideration for acquisitions	(225)	(13,865)
Net cash used in financing activities	(60,457)	(89,455)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,280)	(4,018)
Net increase (decrease) in cash, cash equivalents and restricted cash	7,225	(213,434)
Cash, cash equivalents and restricted cash — beginning of period	51,894	265,281
Cash, cash equivalents and restricted cash — end of period	$59,119	$51,847

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three Months Ended September 30, 2023	Full service center-based child care	Back-up care	Educational advisory and other services	Total
Revenue	$444,747	$169,117	$31,923	$645,787
Income from operations	6,990	51,684	8,150	66,824
Adjusted income from operations	6,990	51,684	8,150	66,824
As a percentage of revenue	2%	31%	26%	10%

Three Months Ended September 30, 2022
Revenue	$380,556	$128,606	$31,053	$540,215
Income (loss) from operations	(9,834)	40,405	8,478	39,049
Adjusted income (loss) from operations (1)	(3,134)	40,405	8,478	45,749
As a percentage of revenue	(1)%	31%	27%	8%
(1)For the three months ended September 30, 2022, adjusted loss from operations for the full service center-based child care segment represents loss from operations excluding transaction costs of $6.7 million related to acquisitions.

Nine Months Ended September 30, 2023	Full service center-based child care	Back-up care	Educational advisory and other services	Total
Revenue	$1,333,469	$381,850	$87,290	$1,802,609
Income from operations	28,493	95,963	18,545	143,001
Adjusted income from operations (1)	30,237	100,259	18,545	149,041
As a percentage of revenue	2%	26%	21%	8%

Nine Months Ended September 30, 2022
Revenue	$1,105,804	$301,164	$83,997	$1,490,965
Income from operations	17,049	85,982	15,004	118,035
Adjusted income from operations (2)	26,246	85,982	15,004	127,232
As a percentage of revenue	2%	29%	18%	9%
(1)     For the nine months ended September 30, 2023, adjusted income from operations represents income from operations excluding value-added-tax expense of $6.0 million related to prior periods, of which $4.3 million was associated with the back-up care segment and $1.7 million was associated with the full service center-based child care segment.
(2)     For the nine months ended September 30, 2022, adjusted income from operations for the full service center-based child care segment represents income from operations excluding transaction costs of $9.2 million related to acquisitions.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$39,979	$18,248	$68,699	$62,599
Interest expense — net	12,222	11,707	37,357	26,695
Income tax expense	14,623	9,094	36,945	22,824
Depreciation	18,935	18,349	57,834	54,831
Amortization of intangible assets (a)	7,568	8,948	24,898	23,127
EBITDA	93,327	66,346	225,733	190,076
As a percentage of revenue	14%	12%	13%	13%
Additional adjustments:
Stock-based compensation expense (b)	7,841	7,514	21,154	21,282
Other costs (c)	—	6,700	6,040	9,197
Loss on foreign currency forward contracts (d)	—	—	—	5,917
Total adjustments	7,841	14,214	27,194	36,396
Adjusted EBITDA	$101,168	$80,560	$252,927	$226,472
As a percentage of revenue	16%	15%	14%	15%

Income from operations	$66,824	$39,049	$143,001	$118,035
Other costs (c)	—	6,700	6,040	9,197
Adjusted income from operations	$66,824	$45,749	$149,041	$127,232
As a percentage of revenue	10%	8%	8%	9%

Net income	$39,979	$18,248	$68,699	$62,599
Income tax expense	14,623	9,094	36,945	22,824
Income before income tax	54,602	27,342	105,644	85,423
Amortization of intangible assets (a)	7,568	8,948	24,898	23,127
Stock-based compensation expense (b)	7,841	7,514	21,154	21,282
Other costs (c)	—	6,700	6,040	9,197
Loss on foreign currency forward contracts (d)	—	—	—	5,917
Interest on deferred consideration (e)	1,487	1,471	4,412	1,471
Adjusted income before income tax	71,498	51,975	162,148	146,417
Adjusted income tax expense (f)	(20,377)	(13,877)	(45,913)	(38,483)
Adjusted net income	$51,121	$38,098	$116,235	$107,934
As a percentage of revenue	8%	7%	6%	7%

Weighted average common shares outstanding — diluted	58,045,137	57,740,013	57,886,823	58,802,742
Diluted adjusted earnings per common share	$0.88	$0.66	$2.01	$1.84

(a)Amortization of intangible assets represents amortization expense, including quarterly amortization expense of approximately $5.0 million associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)Stock-based compensation expense represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
(c)Other costs in the nine months ended September 30, 2023 consist of value-added tax expense of $6.0 million related to prior periods, of which $4.3 million was associated with the back-up care segment and $1.7 million was associated with the full service center-based child care segment. Other costs in the three and nine months ended September 30, 2022 represent transaction costs incurred in connection with acquisitions.
(d)During the nine months ended September 30, 2022, we entered into foreign currency forward contracts for the purchase of Australian dollars to satisfy the purchase price of an acquisition completed July 1, 2022. A loss of $5.9 million resulting from fluctuations in foreign currency rates was recognized during the nine months ended September 30, 2022 in relation to these contracts.
(e)Interest on deferred consideration represents the imputed interest on the deferred consideration issued in connection with the July 1, 2022 acquisition of Only About Children, a child care operator in Australia.
(f)Adjusted income tax expense represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 29% and 27% for the three months ended September 30, 2023 and 2022, respectively, and at an effective tax rate of approximately 28% and 26% for the nine months ended September 30, 2023 and 2022, respectively. The prior year tax rate included net excess income tax benefits related to equity transactions, which are not projected in 2023. The jurisdictional mix of the expected adjusted income before income tax for the full year will affect the estimated effective tax rate for the year.